Exhibit 99.1

Contacts:	Carl M. Mills QuickLogic Corporation Chief Financial Officer (408) 990-4000 cmills@quicklogic.com	Ann McMichael QuickLogic Corporation IR Manager (416) 497-8884 amcmichael@quicklogic.com

For Immediate Release

QUICKLOGIC ANNOUNCES 2004 RESULTS

— REVENUE INCREASES 6%

SUNNYVALE, Calif.—February 2, 2005 —QuickLogic Corporation (Nasdaq: QUIK), the inventor and pioneer of Embedded Standard Products (ESPs), today announced its financial results for the fourth quarter and year ended December 31, 2004.

Revenue for 2004 was $44.6 million, up 6% from revenue of $42.0 million in 2003. ESP and Advanced ESP products contributed 41% of revenue in 2004.  Under generally accepted accounting principles (GAAP), the 2004 net loss was $8.8 million, or $0.35 per share, compared to a net loss of $4.7 million, or $0.20 per share, in 2003.

Revenue for the fourth quarter of 2004 was $11.1 million, up 3% from revenue of $10.8 million in the fourth quarter of 2003, and down 7% sequentially as compared to the third quarter of 2004. Our revenue for the fourth quarter of 2004 was in line with the guidance provided during the Company's last earnings call. ESP and Advanced ESP products contributed 36% of revenue for the fourth quarter of 2004. On a GAAP basis, the net loss for the fourth quarter of 2004 was $6.0 million, or $0.23 per share, as compared to a net loss of $2.4 million, or $0.10 per share, in the fourth quarter of 2003, and as compared to a net loss of $899,000, or $0.03 per share, in the third quarter of 2004.

The pro forma net loss for 2004 was $3.9 million or $0.15 per share, as compared to a net loss of  $4.7 million or $0.19 per share in 2003.

The pro forma net loss for the fourth quarter of 2004 was $1.3 million, or $0.05 per share, as compared to a net loss of $1.9 million, or $0.08 per share, in the fourth quarter of 2003, and as compared to a net loss of $734,000, or $0.03 per share, in the third quarter of 2004.

QuickLogic reports net loss and net loss per share in accordance with GAAP and additionally on a non-GAAP, or pro forma, basis. Pro forma results, where applicable, exclude the effect of gains on sale of the Company's investment in Tower Semiconductor Ltd., write-downs of the Company's investment in Tower Semiconductor Ltd., write-off of long-lived assets and long-lived asset impairments.

“Our annual 2004 revenue increased 6% over 2003, and our fourth quarter was up 3% compared to the same quarter last year,” said Tom Hart, Chairman, President and CEO. “Our fourth quarter new orders were the highest in our history. In addition, our QuickPCI II and Eclipse II FPGAs – the lowest power FPGAs in the industry – continued to gain design traction during the fourth quarter. We believe that this design activity will begin generating significant revenue early this year.”

Conference Call

The Company's conference call is being webcast by CCBN and can be accessed via QuickLogic’s website at www.quicklogic.com. For access to the conference call, please call 1-800-884-5695 or 1-617-786-2960 (international) by 2:20 p.m. Pacific Time on February 2, 2005. You will need to reference the pass code: 82967460.  A recording of the call will be available starting one hour after completion of the call. To access the recording, please call 1-888-286-8010 or 1-617-801-6888 (international). You will need to reference the pass code: 48129612. Both the webcast and the call recording will be archived until February 18th, 2005.

About QuickLogic

QuickLogic Corporation (Nasdaq: QUIK) invented and has pioneered the Embedded Standard Product (ESP) architecture, with the introduction of our first products in 1998.  ESPs are semiconductor devices that deliver the guaranteed performance, lower cost and lower risk of standard products, coupled with the flexibility and time-to-market benefits of programmable logic. QuickLogic’s proprietary ViaLink metal-to-metal interconnect technology offers significant benefits – including very low power at high performance levels – to our customers and is the foundation of our ESP product families, as well as our core FPGA products. Founded in 1988, the Company is located at 1277 Orleans Drive, Sunnyvale, CA 94089-1138. For more information, please visit the QuickLogic web site at www.quicklogic.com.

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with generally accepted accounting principles (GAAP), but believes that non-GAAP, or pro forma, financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company also uses calculations of (i) non-GAAP net loss, which represents net loss excluding the effect of the gain on sale of investment in Tower Semiconductor Ltd., the write-down of investment in Tower Semiconductor Ltd., long-lived asset impairment and the write-off of long-lived assets; and (ii) non-GAAP net loss per share, which represents basic and diluted net loss per share excluding the effect of the gain on sale of investment in Tower Semiconductor Ltd., the write-down of investment in Tower Semiconductor Ltd., long-lived asset impairment and the write-off of long-lived assets. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry. Investors should note, however, that the non-GAAP financial measures used by the Company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. The Company does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP net income to non-GAAP net income is included in the financial statements portion of this release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made by our CEO relating to our new products, the market acceptance of our products and the level of customer orders. Actual results could differ materially from any such forward-looking statements.  Factors that could cause actual results to differ materially include our ability to introduce and produce new products based on advanced wafer technology on a timely basis; delays in the acceptance of the Company’s ESPs or new products; our ability to convert new design opportunities into customer activity; the risk that new orders may not result in revenue either in the first part of 2005 or thereafter; the level of customer design activity; our ability to adequately market the low power, competitive pricing and short time-to market our new product families; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; unforeseen changes in product demand or supply; and general economic conditions.  These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.

ViaLink, pASIC, QuickPCI, QuickRAM, QuickWorks, DeskFAB, and the QuickLogic name and logo are registered trademarks and Eclipse, QuickMIPS, QuickTools, QuickSD, QuickFC, WebASIC, and WebESP are trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

Note to Editors: Financial Tables Follow

QUICKLOGIC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Years Ended
	December 31, 2004	December 31, 2003	September 30, 2004	December 31, 2004	December 31, 2003

Revenue	$11,079	$10,794	$11,944	$44,612	$41,969
Cost of revenue	5,799	6,028	6,059	20,878	21,021
Gross profit	5,280	4,766	5,885	23,734	20,948
Operating expenses:
Research and development	2,539	3,040	3,046	11,885	10,500
Selling, general and administrative	4,073	4,021	3,729	15,905	15,769
Long-lived asset impairment	3,201	—	—	3,201	—
Total operating expenses	9,813	7,061	6,775	30,991	26,269
Loss from operations	(4,533)	(2,295)	(890)	(7,257)	(5,321)
Write-down of investment in Tower Semiconductor Ltd.	(1,532)	—	—	(1,532)	—
Gain on sale of investment in Tower Semiconductor Ltd.	—	—	—	—	719
Interest expense	(56)	(29)	(69)	(255)	(178)
Interest income and other, net	85	(28)	60	212	61
Net loss	$(6,036)	$(2,352)	$(899)	$(8,832)	$(4,719)

Net loss per share:
Basic and diluted	$(0.23)	$(0.10)	$(0.03)	$(0.35)	$(0.20)

Shares used in per share calculation:
Basic and diluted	26,086	24,601	25,786	25,493	24,110

QUICKLOGIC CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Years Ended
	December 31, 2004	December 31, 2003	September 30, 2004	December 31, 2004	December 31, 2003

Revenue	$11,079	$10,794	$11,944	$44,612	$41,969
Cost of revenue	5,799	6,001	6,036	20,855	20,741
Gross profit	5,280	4,793	5,908	23,757	21,228
Operating expenses:
Research and development	2,539	2,626	2,939	11,778	10,032
Selling, general and administrative	4,073	4,016	3,694	15,870	15,764
Total operating expenses	6,612	6,642	6,633	27,648	25,796
Loss from operations	(1,332)	(1,849)	(725)	(3,891)	(4,568)
Interest expense	(56)	(29)	(69)	(255)	(178)
Interest income and other, net	85	(28)	60	212	61
Net loss	$(1,303)	$(1,906)	$(734)	$(3,934)	$(4,685)

Net loss per share:
Basic and diluted	$(0.05)	$(0.08)	$(0.03)	$(0.15)	$(0.19)

Shares used in per share calculation:
Basic and diluted	26,086	24,601	25,786	25,493	24,110

QUICKLOGIC CORPORATION
GAAP AND PRO FORMA NET LOSS RECONCILIATION
(In thousands)
(Unaudited)

	Three Months Ended			Years Ended
	December 31, 2004	December 31, 2003	September 30, 2004	December 31, 2004	December 31, 2003

GAAP net loss	$(6,036)	$(2,352)	$(899)	$(8,832)	$(4,719)

Charges excluded from pro forma net loss:
Long-lived asset impairment	3,201	—	—	3,201	—
Write-off of long-lived assets	—	446	165	165	753
Write-down of investment in Tower Semiconductor Ltd.	1,532	—	—	1,532	—
Gain on sale of investment in Tower Semiconductor Ltd.	—	—	—	—	(719)

Pro forma net loss	$(1,303)	$(1,906)	$(734)	$(3,934)	$(4,685)

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2004	December 31, 2003 (1)

ASSETS

Current assets:
Cash and cash equivalents	$24,914	$26,443
Short-term investment in Tower Semiconductor Ltd.	2,022	—
Accounts receivable, net	4,786	3,924
Inventory	6,741	5,255
Other current assets	1,506	1,727
Total current assets	39,969	37,349

Property and equipment, net	5,403	9,070
Investment in Tower Semiconductor Ltd.	1,017	5,697
Other assets	4,552	6,247
TOTAL ASSETS	$50,941	$58,363

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$2,000	$2,900
Trade payables	4,119	3,555
Accrued liabilities	2,511	1,981
Deferred income on shipments to distributors	1,667	1,305
Current portion of debt and capital lease obligations	2,286	2,031
Total current liabilities	12,583	11,772
Long-term liabilities:
Debt and capital lease obligations, less current portion	1,036	1,781
Deferred royalty revenue	1,156	942
Total liabilities	14,775	14,495
Stockholders’ equity:
Common stock, at par	26	25
Additional paid-in capital	155,837	153,582
Accumulated other comprehensive income	—	1,126
Accumulated deficit	(119,697)	(110,865)
Total stockholders’ equity	36,166	43,868
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$50,941	$58,363

(1)          Derived from the December 31, 2003 audited balance sheet included in the 2003 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue				Change in Revenue
	Q4 2004	Q3 2004	Fiscal	Fiscal	Q3 2004 to Q4 2004	2003 to 2004
			2004	2003
COMPOSITION OF REVENUE

Revenue by product (1):
Mature products	64%	62%	59%	49%	(3)%	28%
Embedded standard products	25%	30%	29%	41%	(21)%	(25)%
Advanced embedded standard products	11%	8%	12%	10%	12%	31%
Revenue by geography:
North America	46%	46%	50%	49%	(7)%	8%
Europe	23%	30%	23%	17%	(29)%	50%
Japan	20%	15%	18%	14%	18%	34%
Rest of world	11%	9%	9%	20%	26%	(53)%
Revenue by end-customer segment:
Instrumentation and test	52%	41%	47%	33%	16%	49%
Datacom and telecom	19%	21%	21%	21%	(15)%	11%
Military and aerospace systems	11%	16%	12%	13%	(33)%	2%
Graphics and imaging	7%	16%	11%	7%	(58)%	61%
Computing	11%	6%	9%	26%	59%	(65)%

(1)          Mature products include pASIC1, pASIC2 and pASIC3 product families.  Embedded standard products include the QuickRAM, QuickPCI, QuickDSP, QuickFC, and V3 product families. Advanced embedded standard products include our Eclipse, Eclipse II and QuickMIPS product families, certain QuickPCI devices as well as programming hardware and software.